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                                                                EXHIBIT 10.41


                        CUBIST PHARMACEUTICALS, INC.

                               SECOND AMENDMENT
                                      TO
                  1993 AMENDED AND RESTATED STOCK OPTION PLAN

     This SECOND AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan, as amended (the "Plan"), of Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is being adopted by resolution of the Board of Directors at a meeting held on December 11, 1998 (the "Effective Date"). Effective from and after the Effective Date, the Plan is hereby amended as follows:

     1. Section 16 of the Plan hereby is amended by adding the following sentence at the end of the paragraph: "With respect to Options granted after January 1, 1999, the Committee shall have the discretion to exclude any event from being deemed a Change in Corporate Control for the purposes of the preceding sentence."

     Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.